UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2024

DERMATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40739	86-3218736
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3525 Del Mar Heights Rd., #322 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

(858) 800-2543

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRMA	The Nasdaq Capital Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On August 2, 2024, Dermata Therapeutics, Inc. (the “Company”) increased the maximum aggregate offering price of the shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) issuable under the At The Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., dated June 7, 2024, by $505,000 for an aggregate amount of $1,662,761. The Company previously sold $1,157,247.99 of shares of Common Stock pursuant to the Sales Agreement to date, and filed a prospectus supplement (the “Current Prospectus Supplement”) under the Sales Agreement for an aggregate of $505,000. A copy of the legal opinion as to the legality of the $505,000 of shares of Common Stock issuable under the Sales Agreement and covered by the Current Prospectus Supplement is filed as Exhibit 5.1 attached hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Lowenstein Sandler LLP

23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMATA THERAPEUTICS, INC.

Dated: August 2, 2024	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President, Chairman and Chief Executive Officer

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